EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 2001 relating to the financial statements of GlobeSpan, Inc. (GlobeSpan), which appears in GlobeSpan's Annual Report on Form 10-K for the year ended December 31, 2000.



Pricewaterhouse Coopers LLP
Florham Park, New Jersey
May 22, 2001